SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                      REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                        MERCHANTS BANCSHARES, INC.
                         (A DELAWARE CORPORATION)
                  EMPLOYER IDENTIFICATION NO. 03-0287342


                164 College Street,  Burlington,  VT  05401

                        Telephone:  (802) 658-3400


             Merchants Bancshares, Inc.
             Executive Stock Option Grants
                (Full title of the plan)

                           Jennifer L. Varin
                        Merchants Bancshares, Inc.
                           275 Kennedy Drive
                         South Burlington VT  05403
                 (Name and address of agent for service)

                                 (802) 658-3400
                (Telephone number of agent for service)




                 CALCULATION OF REGISTRATION FEE:
-----------------------------------------------------------------
-------------
                               Proposed   Proposed
Title of                       Maximum    Maximum
Securities        Amount       Offering   Aggregate    Amount of
To be             To Be        Price      Offering
Registration
Registered        Registered   Per Share  Price        Fee


Common Stock      50,000        $18.75 *  $937,500      $302.42
$0.01 par value
per share


-----------------------
  * This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. The above calculation is based on the offering of 50,000 shares at a purchase price of $18.75 per share, which purchase price is the average of the high ($19.00) and low ($18.50) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on December 18, 1996. In addition, pursuant to
Rule 416(c), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee stock option grants described herein.










                      MERCHANTS BANCSHARES, INC.

                          INDEX TO FORM S-8

ITEM                                                        PAGE
PART I
Item 1 -  Plan Information.
        Not required to be filed with the Commission          -
        pursuant to Rule 424 (Sec. 230.424).

Item 2 - Registrant Information and Employee Plan
        Annual Information.                                   -
        Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

PART II
Item 3 - Incorporation of Documents by Reference              1

Item 4 - Description of Securities                            1

Item 5 - Interests of Experts and Named Counsel               1

Item 6 - Indemnification of Directors and Officers           1-2

Item 7 - Exemption from Registration Claimed                  2

Item 8 - Exhibits                                            2-3

Item 9 - Undertakings                                        3-4

Signatures                                                   5-6







ITEM 3:  Incorporation of Documents by Reference:

    The following documents filed by Merchants Bancshares, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated April 27, 1987, as filed with the SEC on April 27, 1987, pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form S-14, filed with the SEC on September 14, 1983, and under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4:  Description of Securities:
     A description of the Registrant's Common Stock to be offered pursuant to this registration statement is not provided herein because the Registrant's Common Stock is registered under Section
12 of the Exchange Act.


ITEM 5:  Interests of Named Experts and Counsel:
     Neither the Registrant's independent auditors, Arthur Andersen LLP nor any individual employed by or associated with such firm in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.


ITEM 6:  Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Restated Certificate of Incorporation of the Registrant and the Amended By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities law.


ITEM 7:  Exemption from Registration:  Not Applicable

ITEM 8:  Exhibits
     The following exhibits are part of this Registration
Statement:

     4.1  Restated Certificate of Incorporation of the Registrant
          (Incorporated by reference to Exhibit B to Pre-
          Effective Amendment No. 1  to the Registrant's
          Registration Statement on Form S-14 (Registration No.
          2-86103), filed on April 25, 1987.

    4.2   Amended By-Laws of the Registrant, filed on April 25,
          1987 as Exhibit C to the Registrant's Proxy Statement.

     5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities registered.

   23.1   Consent of Bingham, Dana and Gould LLP included in
          Exhibit 5.

   23.2   Consent of Arthur Andersen LLP.

   10.1 Employment Agreement with Joseph L. Boutin, pursuant to which the options to purchase common stock of the Registrant are offered. CONFIDENTIAL TREATMENT TO BE
          REQUESTED.

   10.2 Employment Agreement with Michael R. Tuttle, pursuant to which the options to purchase common stock of the Registrant are offered. CONFIDENTIAL TREATMENT TO BE
          REQUESTED.

   10.3 Employment Agreement with Thomas R. Havers, pursuant to which the options to purchase common stock of the Registrant are offered. CONFIDENTIAL TREATMENT TO BE
          REQUESTED.

   10.4 Employment Agreement with William R. Heaslip, pursuant to which the options to purchase common stock of the Registrant are offered. CONFIDENTIAL TREATMENT TO BE
          REQUESTED.

   10.5 Employment Agreement with Thomas S. Leavitt, pursuant to which the options to purchase common stock of the Registrant are offered. CONFIDENTIAL TREATMENT TO BE
          REQUESTED.

ITEM 9:  Undertakings:
     The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                    MERCHANTS BANCSHARES, INC.

                                 FORM S-8

                             DECEMBER 19, 1996

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South
Burlington, State of Vermont, on December 19, 1996      .
                                      Date


                                   Merchants Bancshares, Inc.

                                   /s/ Joseph L. Boutin
                                   -------------------------
                                   Joseph L. Boutin, President

                                   /s/ Janet P. Spitler
                                   --------------------------
                                   Janet P. Spitler, Treasurer



























    Pursuant to the requirements of the Securities Act of 1933, the directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on December 19, 1996.

Executive Stock Option Grants

                                      /s/ Joseph L. Boutin
--------------------                  --------------------
Raymond C. Pecor, Jr.                 Joseph L. Boutin
Chairman of the Board                 President and CEO

/s/ Peter A. Bouyea
--------------------                  --------------------
Peter A. Bouyea                       Charles A. Davis
Director                              Director

/s/ Jeffrey L. Davis
--------------------                  --------------------
Jeffrey L. Davis                      Dudley H. Davis
Director                              Director

/s/ Michael G. Furlong
--------------------                  --------------------
Michael G. Furlong                    Thomas F. Murphy
Director                              Director

/s/ Leo O'Brien Jr.                   /s/ Patrick S. Robins
--------------------                  ---------------------
Leo O'Brien, Jr.                      Patrick S. Robins
Director                              Director

                                      /s/ Robert A. Skiff
--------------------                  ---------------------
Benjamin F. Schweyer                  Robert A. Skiff
Director                              Director

/s/ Janet P. Spitler
--------------------
Janet P. Spitler
Vice President and Treasurer






                         EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF DOCUMENTS

  4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit B to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement of Form S-14 (Registration No. 2-86103), filed on April 25, 1987.

  4.2          Amended By-Laws of the Registrant, filed on April
               25, 1987 as Exhibit C to the Registrant's Proxy
               Statement.

   5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

 10.1 Employment Agreement with Joseph L. Boutin, pursuant to which the options to purchase common stock of the Registrant are offered.
               CONFIDENTIALITY TO BE REQUESTED.

 10.2 Employment Agreement with Michael R. Tuttle, pursuant to which the options to purchase common stock of the Registrant are offered.
               CONFIDENTIALITY TO BE REQUESTED.

 10.3 Employment Agreement with Thomas R. Havers, pursuant to which the options to purchase common stock of the Registrant are offered.
               CONFIDENTIALITY TO BE REQUESTED.

 10.4 Employment Agreement with William R. Heaslip, pursuant to which the options to purchase common stock of the Registrant are offered.
               CONFIDENTIALITY TO BE REQUESTED.

 10.5 Employment Agreement with Thomas S. Leavitt, pursuant to which the options to purchase common stock of the Registrant are offered.
               CONFIDENTIALITY TO BE REQUESTED.

 23.1          Consent of Bingham, Dana & Gould, LLP included in
               Exhibit 5.

 23.2          Consent of Arthur Andersen LLP.



                                                      Exhibit 5
                        December 23, 1996

Merchants Bancshares, Inc.
275 Kennedy Drive
Burlington VT  05403

      Re:  Registration Statement on Form S-8
           Under the Securities Act of 1933, as Amended
           --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about December 19, 1996 (the "Registration Statement").

     The Registration Statement covers the registration of 50,000 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), which may be issued by the Company upon exercise of certain stock options, granted by the Company (the "Stock Option Grants") pursuant to executive employment agreements (the "Employment Agreements") between the Company and certain executive employees of the Company.

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the grants and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume that all Shares issued upon exercise of options granted pursuant to the Employment Agreement will be issued in accordance with the terms of the employment Agreements.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of the Stock Option Grants, duly grant pursuant to the Employment Agreements and paid for in accordance with the provisions of the Employment Agreements and the Stock Option Grants, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                               Very truly yours,



                               /s/ BINGHAM, DANA & GOULD LLP






                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 25, 1996 incorporated by reference in the Form 10-K of Merchants Bancshares, Inc. for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 19, 1996